Filed pursuant to Rule 424(b)(5)

Registration No. 333-233580

Prospectus Supplement

(To Prospectus dated September 16, 2019)

Up to $20,000,000

Common Stock

We have entered into a sales agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Sales Agent”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $20,000,000 through or to the Sales Agent, acting as sales agent or principal.

Upon our delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the common stock by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a total commission for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the Sales Agreement. See “Plan of Distribution” for information relating to certain expenses of the Sales Agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BLNK.” The closing price of our common stock on April 16, 2020, as reported by the Nasdaq Capital Market, was $1.72 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was approximately $67,662,726, which was calculated based on 21,412,255 shares of outstanding common stock held by non-affiliates as of April 16, 2020, and a price per share of $3.16, the closing price of our common stock on February 19, 2020. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not offered or sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We are a smaller reporting company under Rule 405 of the Securities Act and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the documents incorporated by reference herein and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 2 of the accompanying base prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Prospectus Supplement dated April 17, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

On August 30, 2019, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-233580) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on September 16, 2019. Under this shelf registration process, we may, from time to time, sell common stock and other securities, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement. The second part, the accompanying prospectus dated September 16, 2019, including the documents incorporated by reference therein, gives more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference — the statement in the document having the later date modifies or supersedes the earlier statement.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-2

We obtained statistical data, market data and other industry data, and forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the prospectus and this prospectus supplement from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, market data and other industry data and forecasts used herein are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

All references in this prospectus supplement and the accompanying base prospectus to “Blink,” “Blink Charging,” the “Company,” “we,” “us,” “our” or similar references refer to Blink Charging Co., except where the context otherwise requires or as otherwise indicated.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements present our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products and services;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with key customers;
●	adverse conditions in the industries in which our customers operate;
●	disruption caused by health epidemics, such as the coronavirus outbreak;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and
●	other risks, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made.

S-3

Certain of the market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are based on information from independent industry organizations and other third-party sources, including industry publications, surveys and forecasts. Some market data and statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the EV industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

From time to time, forward-looking statements also are included in our other periodic reports on Forms 10-Q and 8-K, in our press releases, in our presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are released. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in these documents and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Except to the extent required by U.S. federal securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

The mark “Blink” is our registered trademark in the United States and, in the name of Ecotality, Inc. (whose assets we acquired in October 2013), in Australia, China, Hong Kong, Indonesia, Japan, South Korea, Malaysia, Mexico, New Zealand, Philippines, South Africa, Singapore, Switzerland and Taiwan, and is a trademark registered in the European Union under the Madrid Protocol. We have registered other trademarks and also use certain trademarks, trade names and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying base prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying base prospectus.

About Blink Charging

Overview

We are a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. Blink offers both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types. Blink’s principal line of products and services is its Blink EV charging network (the “Blink Network”) and Blink EV charging equipment, also known as electric vehicle supply equipment and EV-related services. The Blink Network is a proprietary cloud-based system that operates, maintains, and tracks Blink charging stations and their associated charging data, including back-end operations and payment processing. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees.

We offer Property Partners a range of business models for EV charging equipment and services that generally fall into one of the four business models below:

● In our comprehensive turnkey business model, we own and operate the EV charging station, undertake and manage the installation, maintenance and related services, and we keep substantially all of the EV charging revenue.

● In our hybrid business model, the Property Partner incurs the installation costs, while we provide the charging equipment. We operate and manage the EV charging station and provide connectivity of the charging station to the Blink Network. As a result, we share a greater portion of the EV charging revenue with the Property Partner than under the turnkey model above.

● In our host owned business model, the Property Partner purchases, owns and manages the Blink EV charging station, incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network, payment processing, and optional maintenance services, while the Property Partner keeps substantially all of the EV charging revenue.

● In our Blink-as-a-service model, we own and operate the EV charging station, while the Property Partner incurs the installation cost. We operate and manage the EV charging station and the Property Partner pays Blink a fixed monthly fee and keeps all the charging revenues less network connectivity and processing fees.

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations.

As of December 31, 2019, we had 14,778 charging stations deployed, of which 5,199 were Level 2 commercial charging units, 104 were DC Fast Charging EV chargers and 1,200 were residential charging units in service on the Blink Network. Additionally, as of December 31, 2019, we had 353 Level 2 commercial charging units on other networks and there were 7,922 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all host owned. In total, over the years we have deployed 23,795 units in North America (including units that were replaced, removed or discarded). Our subsidiary in Greece (Blink Charging Hellas SA) has deployed 23 charging stations in Greece (46 plugs) and another 4 Level 3 (DCFC) units in the first quarter of 2020, and our wholly-owned subsidiary in Israel (Blink Charging Ltd.) deployed 17 charging stations (24 plugs) in Israel.

Corporate Information

We are a Nevada corporation. Our principal offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139, and our telephone number is (305) 521-0200. Our website address is www.blinkcharging.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

S-5

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $20,000,000.

Common stock to be outstanding after this offering	Up to 39,593,118 shares, assuming sales at a price of $1.72 per share, which was the closing price of our common stock on the Nasdaq Capital Market on April 16, 2020. The actual number of shares issued, if any, will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as Sales Agent or principal. See the section titled “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan and use the remaining proceeds we receive for working capital and other corporate purposes. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	BLNK

The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 27,965,211 shares of common stock outstanding as of April 16, 2020, and excludes, in each case as of April 16, 2020, 6,835,811 shares of our common stock issuable upon the exercise of outstanding warrants and 265,550 shares of our common stock issuable upon the exercise of outstanding stock options under our 2018 Incentive Compensation Plan.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding warrants or stock options described above.

S-6

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, and all of the other information contained in this prospectus supplement and the accompanying base prospectus, and incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible adverse events described below or in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations and results.

Risks Related to this Offering and our Common Stock

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We will need additional capital to fund our growing operations but cannot assure you that we will be able to obtain sufficient capital from this offering or from other potential sources, and we may have to limit the scope of our operations or take actions that may dilute your financial interest.

We currently need additional capital to fund our growing operations. The proceeds from this offering, if any, and funds from other potential sources, along with our cash and cash equivalents, may not be sufficient to fund our operations for the near future and we may not be able to obtain additional financing. If adequate additional financing is not available on reasonable terms or available at all, we may not be able to undertake expansion or continue our marketing efforts and we would have to modify our business plans accordingly. The extent of our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products and/or services by our competition; (iii) the level of our investment in research and product development; (iv) the amount of our capital expenditures, including acquisitions; and (v) our growth. We cannot assure you that we will be able to obtain capital in the future to meet these needs.

S-7

We cannot be certain the amount of proceeds that will be generated from this offering or that additional funding and incremental working capital will be available to us on acceptable terms, if at all, or that it will exist in a timely and/or adequate manner to allow for the proper execution of our near and long-term business strategy. If sufficient funds are not available on terms and conditions acceptable to management and stockholders, we may be required to delay, reduce the scope of, or eliminate further development of our business operations.

Even if we obtain requisite financing, it may be on terms not favorable to us, it may be costly and it may require us to agree to covenants or other provisions that will favor new investors over existing stockholders or other restrictions that may adversely affect our business. Additional funding, if obtained, may also result in significant dilution to our stockholders.

We have a history of substantial net losses and expect losses to continue in the future; if we do not achieve and sustain profitability our financial condition could suffer.

We have experienced substantial net losses, and we expect to continue to incur substantial losses for the foreseeable future. We incurred net losses of approximately $9.6 million and $3.4 million for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019, we had net working capital of approximately $5.8 million and an accumulated deficit of approximately $170 million. We have not yet achieved profitability. These factors raise substantial doubt about our ability to continue as a going concern, as expressed in the notes to our consolidated financial statements. Historically, we have been able to raise funds to support our business operations, although there can be no assurance we will be successful.

If our revenue grows slower than we anticipate, or if our operating expenses are higher than we expect, we may not be able to achieve profitability and our financial condition could suffer. We can give no assurance that we will ever achieve profitable operations. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Whether we can achieve cash flow levels sufficient to support our operations cannot be accurately predicted. Unless such cash flow levels are achieved, we may need to borrow additional funds or sell our debt or equity securities, or some combination of both, to provide funding for our operations. Such additional funding may not be available on commercially reasonable terms, or at all.

We have global operations and face risks related to health crises that could negatively impact our financial condition.

Our business, the businesses of our customers and the businesses of our charging equipment suppliers could be materially and adversely affected by the risks, or the public perception of the risks, related to a pandemic or other health crisis, such as the recent outbreak of the novel coronavirus COVID-19. A significant component supplier of our Blink IQ 200 charging station is located in Taiwan and it, in turn, sources assembly parts from China. A significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our EV supply equipment and related networked services and likely impact our operating results. Such events could result in the complete or partial closure of our Taiwan supplier’s manufacturing facility, the interruption of our distribution system, temporary or long-term disruption in our supply chains from Asia and other international suppliers, disruptions or restrictions on our employees to work or travel, delays in the delivery of our charging stations to customers, reduced demand for EV charging stations, and reduced use of existing EV charging stations, as a result of travel restrictions imposed on the general public and reduced sales of EVs associated with a general economic downturn, and potential claims of exposure to diseases through contact with our charging stations. If the impact of an outbreak continues for an extended period of time, it could materially adversely impact our supply chain, access to capital and the growth of our revenues.

S-8

Although our shares are currently traded on the Nasdaq Capital Market, we can provide no assurance that our common stock will continue to meet Nasdaq listing requirements. If we fail to comply with the continuing listing standards of Nasdaq, our shares could be delisted.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “BLNK.” If, however, we fail to satisfy the continued listing requirements of Nasdaq, such as the stockholder equity requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase the common stock when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

We have a significant number of shares of common stock issuable upon exercise or conversion of outstanding warrants and stock options, and the issuance of such shares could have a significant dilutive impact on our stockholders.

As of April 16, 2020, we had outstanding warrants to purchase 6,835,811 shares of common stock and outstanding stock options to purchase 265,550 shares of common stock. In addition, our Articles of Incorporation permit us to issue up to an additional approximately 465 million authorized, unissued shares of common stock. Thus, we have the ability to issue a substantial number of additional shares of common stock in the future, which would dilute the percentage ownership held by existing stockholders.

Sales of a substantial number of shares of our common stock in the public market could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

Our executive officers and directors, including our Chairman and Chief Executive Officer and his affiliates, possess significant voting power with respect to our common stock, which will limit your influence on corporate matters.

As of April 16, 2020, our directors and executive officers collectively beneficially owned approximately 27% of our outstanding shares of common stock, including the beneficial ownership by Michael D. Farkas, our Chairman and Chief Executive Officer, and his affiliates of approximately 25% of our outstanding shares of common stock.

S-9

As a result, our insiders have the ability to significantly influence our management and affairs through the election and removal of our Board and all other matters requiring stockholder approval, including any future merger, consolidation or sale of all or substantially all of our assets. This concentrated voting power could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our stockholders. Further, this concentrated control will limit the practical effect of your influence over our business and affairs, through any stockholder vote or otherwise. Any of these effects could depress the price of our common stock.

Our Articles of Incorporation grant our Board the power to issue additional shares of common and preferred stock and to designate series of preferred stock, all without stockholder approval.

We are authorized to issue 540,000,000 shares of capital stock, of which 40,000,000 shares are authorized as preferred stock. Our Board, without any action by our stockholders, may designate and issue shares of preferred stock in such series as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights, provided it is consistent with Nevada law.

The rights of holders of our preferred stock that may be issued could be superior to the rights of holders of our shares of common stock. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Further, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then current holders of our capital stock and may dilute our book value per share.

Certain provisions of our corporate governing documents and Nevada law could discourage, delay or prevent a merger or acquisition at a premium price.

Certain provisions of our organizational documents and Nevada law could discourage potential acquisition proposals, delay or prevent a change in control of our company, or limit the price that investors may be willing to pay in the future for shares of our common stock. For example, our Articles of Incorporation and Bylaws permit us to issue, without any further vote or action by the stockholders, up to 40,000,000 shares of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions of the shares of the series.

If securities or industry analysts do not publish research or reports about our business or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us from time to time should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

S-10

Our common stock price has fluctuated considerably and may not appreciate in value.

The market price of shares of our common stock has fluctuated substantially in recent years and is likely to fluctuate significantly from its current level. In 2020, for example, the closing market price of our shares has ranged from a low of $1.31 per share to a high of $3.16 per share. Future announcements concerning the introduction of new products, services or technologies or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in the last year. This volatility has had a substantial effect on the market prices of securities of many public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may also cause declines in the market price of our common stock. Investors seeking short-term liquidity should be aware that we cannot assure that the stock price will appreciate in value or, as noted below, that cash dividends will be paid.

Our quarterly operating results may fluctuate significantly.

We expect that our operating results may be subject to substantial quarterly fluctuations. If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

We do not intend to pay cash dividends on our common stock for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our Board and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors the Board deems relevant.

You will experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of $20,000,000 of shares of our common stock are sold at the assumed offering price of $1.72 per share (the closing price of our common stock on the Nasdaq Capital Market on April 16, 2020), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.42 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

We may allocate our cash and cash equivalents, including the net proceeds from this offering, in ways that you and other stockholders may not approve.

Our management has broad discretion in the application of our cash, cash equivalents and marketable securities, including the net proceeds from this offering. Because of the number and variability of factors that will determine our use of our cash and cash equivalents, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash and cash equivalents in ways that ultimately increase the value of your investment. We expect to use our cash and cash equivalents to fund EV charging station deployment and our acquisition growth plan, as well as working capital and other corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash and cash equivalents in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash and cash equivalents, including the net proceeds from this offering, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We are a defendant in an employment-related litigation with a former officer.

The company and certain of our officers are currently defendants in a pending employment-related litigation. On March 26, 2020, James Christodoulou, the former President and Chief Operating Officer of our company, filed a Complaint in the Miami-Dade County Court, State of Florida, James Christodoulou vs. Blink Charging Co. et al. The Complaint asserts claims against us, as well as Michael D. Farkas, Aviv Hilo and Yechiel Baron. Mr. Farkas is Chairman of the Board and Chief Executive Officer. Messrs. Hilo and Baron are our General Counsel and Assistant General Counsel, respectively. The Complaint asserts claims for breach of contract in connection with Mr. Christodoulou’s termination by the company in March 2020, as well as claims under Florida state law for alleged retaliatory termination and slander. Among other things, Mr. Christodoulou asserts that the company terminated his employment without cause and in retaliation for his alleged plan to disclose that company executives had engaged in alleged “questionable business practices.” The Complaint seeks unspecified monetary damages but alleges that such damages exceed $1 million. The claims are not covered by our existing corporate insurance program. We intend to assert counterclaims against the plaintiff and defend the case vigorously; however, there can be no assurance as to the outcome of the litigation.

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USE OF PROCEEDS

We currently anticipate using the net proceeds, if any, from the sale of our shares of common stock offered hereby to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to use any remaining proceeds we receive for working capital and other corporate purposes. Other corporate purposes include amounts required to pay for continuing product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including overhead.

The amounts and timing of our use of the net proceeds from this offering, if any, will depend on a number of factors, such as the timing and progress of our EV charging station deployment efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received by from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including short term, interest bearing, investment grade instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant.

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DILUTION

If you invest in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is the total tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value as of December 31, 2019 was approximately $7.4 million, or $0.28 per share.

After giving effect to the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $20,000,000 at an assumed offering price of $1.72 per share, the closing price of our common stock on the Nasdaq Capital Market on April 16, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, on an as adjusted pro forma basis assuming 37,950,490 outstanding shares of common stock, consisting of shares outstanding as of December 31, 2019, our net tangible book value as of December 31, 2019 would have been approximately $26.7 million, or approximately $0.70 per share of common stock. This represents an immediate increase in the net tangible book value of approximately $0.42 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.30 per share to new investors.

The following table illustrates this per share dilution based on shares outstanding as of December 31, 2019:

Assumed public offering price per share	$1.72

Increase in net tangible book value per share after this offering	$0.42

Dilution per share to investors participating in this offering	$1.30

The above discussion and tables excludes 6,835,811 shares of our common stock issuable upon the exercise of outstanding warrants, and 265,550 shares of our common stock issuable upon the exercise of outstanding stock options under our 2018 Incentive Compensation Plan, each as of December 31, 2019.

To the extent that any of these warrants or stock options are exercised, new options are issued under our 2018 Incentive Compensation Plan and subsequently exercised or we issue additional shares of common stock or securities convertible and exercisable into shares of common stock in the future, there will be further dilution to investors participating in this offering.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agent under which we may issue and sell from time to time up to $20,000,000 of our common stock through or to the Sales Agent as agent or principal. The Sales Agreement was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on April 17, 2020. Sales of the common stock, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent receiving the notice may offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct a Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the gross sales price per share of all shares sold through the Sales Agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $125,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sales of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to it will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate automatically upon the sale of all shares of our common stock subject to the Sales Agreement or as otherwise permitted therein. We or the Sales Agent may terminate the Sales Agreement at any time upon five days’ prior written notice.

Any portion of the $20,000,000 included in this prospectus supplement not previously sold or included in an active placement notice pursuant to the Sales Agreement, may be later made available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares have been sold under the Sales Agreement, the full $20,000,000 of securities may be later made available for sale in other offerings pursuant to the accompanying base prospectus.

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “BLNK.” The transfer agent for our common stock is Worldwide Stock Transfer, LLC.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus supplement and the accompanying prospectus electronically.

S-14

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the terms of our common stock, which is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The following description is qualified in its entirety by reference to our Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is incorporated by reference in this prospectus supplement, and certain applicable provisions of the Nevada Revised Statutes.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000,000 shares are designated as series A preferred stock, 10,000,000 shares are designated as series B preferred stock, 250,000 shares are designated as series C preferred stock, 13,000 shares are designated as series D preferred stock, and 9,737,000 shares are undesignated shares of preferred stock. As of April 16, 2020, 27,965,211 shares of common stock were issued and outstanding, and no shares of preferred stock were issued or outstanding.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our Bylaws, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our Board, all of the outstanding shares of our common stock are fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol “BLNK.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

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Blank Check Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our Articles of Incorporation, our Board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a Board resolution. Our Board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our Articles of Incorporation permit our Board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our Bylaws provide that casual vacancies on the Board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our Bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our Bylaws provide that special meetings of the stockholders may be called by the Board or such person or persons authorized by the Board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our Articles of Incorporation may not be amended by stockholder action alone. Amendments to our Articles of Incorporation require a Board resolution approved by the majority of the outstanding capital stock entitled to vote. Our Bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the Board has the power to make, adopt, alter, amend and repeal, from time to time, our Bylaws.

Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

S-16

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the common stock offered by this prospectus supplement as our counsel. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Duane Morris LLP.

EXPERTS

The audited financial statements for the fiscal years ended December 31, 2019 and 2018 incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-17

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-233580), of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. However, this prospectus supplement and the accompanying base prospectus do not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

Our common stock is traded on the Nasdaq Capital Market under the symbol “BLNK.” General information about our company, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.blinkcharging.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or other securities filings and is not a part of these filings.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we file subsequently with the SEC will automatically update this prospectus supplement. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after initial filing of the registration statement that contains the prospectus and prior to the time that we sell all the securities offered by this prospectus supplement (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 2, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2020, February 11, 2020, March 13, 2020, March 24, 2020, March 30, 2020, and April 2, 2020; and

●	the description of our common stock contained or incorporated by reference in our Registration Statement on Form 8-A, filed on May 17, 2018, including any amendment or reports filed for the purpose of updating this description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida

(305) 521-0200

Attn: Corporate Secretary

S-18

PROSPECTUS

Blink Charging Co.

$100,000,000

Common Stock Preferred  Stock  Warrants  Rights  Units

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;
●	shares of our preferred stock, par value $0.001 per share;
●	warrants to purchase any of the other securities that may be sold under this prospectus;
●	rights to purchase any of the other securities that may be sold under this prospectus; and
●	units comprised of the foregoing securities in any combination.

By means of this prospectus, we are offering $100,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of August 29, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $60,016,096, which was calculated based on 19,742,137 shares of outstanding common stock held by non-affiliates and on a price per share of $3.04, the closing price of our common stock on July 31, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $100,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our shares of common stock and warrants trade on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively. On August 29, 2019, the last reported sale prices of our common stock and warrants were $2.57 and $0.40, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2019

In this prospectus, except as otherwise indicated, the words “Blink,” “Blink Charging” or the “Registrant” refer to Blink Charging Co. and the words “company,” “we,” “us,” “our” and “ours” refer to Blink Charging Co. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “units” are to the common stock and preferred stock of Blink Charging, and warrants, rights or units issued by Blink Charging.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

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Blink Charging Co.

Overview of our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. We offer both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types. Our principal line of business is owning and operating publicly available EV charging stations. We also sell products and services including our Blink EV charging network services (the “Blink Network”), Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”), and EV-related services.

We are a leading owner and operator of EV charging stations in the United States based on the steadily growing number of EV charging stations that we own and operate. The deployment locations for EV charging stations under our Blink owned model are chosen based on our management’s analysis of (i) areas where there is the greatest need for EV charging and (ii) areas where federal, state or local government grants or rebates are available for such deployments. The Blink owned model brings meaningful revenue to our company through the sale of electricity to our EV charging customers.

Our Blink Network is a proprietary cloud-based software that operates, maintains and tracks the Blink EV charging stations and their associated charging data. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees. We offer our Property Partners a range of deployment business models for EV charging equipment and services that generally fall into one of the three deployment models below.

● In our comprehensive turnkey deployment model, we own and operate the EV charging station, undertake and manage the installation, maintenance and related services, and we keep substantially all of the EV charging revenue.

● In our hybrid deployment model, the Property Partner shares in the deployment costs, while we provide the charging equipment, operate and manage the EV charging station. As a result, we share a greater portion of the EV charging revenue with the Property Partner.

● In our host-owned deployment model, the Property Partner purchases, owns and manages the Blink EV charging station and incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network and optional maintenance services, and the Property Partner keeps substantially all of the EV charging revenue. We receive processing fees and recurring monthly connectivity fees from the Property Partner.

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs and workplace locations.

Through June 30, 2019, we had approximately 14,687 charging stations deployed, of which 4,991 units were Level 2 commercial charging units, 97 units were DC Fast Charging EV chargers and 1,617 units were residential charging units in service on the Blink Network. Additionally, as of June 30, 2019, we had approximately 403 Level 2 commercial charging units deployed on other networks and 7,579 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all owned by Property Partners.

1

On February 16, 2018, we completed our underwritten initial public offering of an aggregate 4,353,000 shares of common stock and warrants to purchase 8,706,000 shares of common stock at a combined public offering price of $4.25 per unit comprised of one share and two warrants. The public offering resulted in approximately $18.5 million of gross proceeds and approximately $14.9 million of net proceeds. Our shares of common stock and warrants were approved to list on the Nasdaq Capital Market under the symbols BLNK and BLNKW, respectively, and began trading on February 14, 2018.

We were incorporated in Nevada in April 1998. Our principal executive offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139-3024, and our telephone number is (305) 521-0200. We maintain a website at www.BlinkCharging.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and Part II, Item 1A, “Risk Factors” in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include statements about delays in product development and deployment, market acceptance of our electric vehicle charging products and related services, technological change in the electric vehicle charging equipment industry, competition in electric vehicle markets generally in the United States and abroad, results and costs associated with governmental investigations and litigation, intellectual property issues, and other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

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Ratio of Earnings to Fixed Charges

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness, and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus; and

●	units comprised of the foregoing securities in any combination.

The terms of any securities offered will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of COMMON STOCK AND PREFERRED Stock AND CERTAIN OTHER

OUTSTANDING SECURITIES

The following is a summary of the rights and preferences of our common stock and preferred stock and certain other outstanding securities convertible or exercisable into our common stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of incorporation, bylaws and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada corporate law. We encourage you to read carefully this entire prospectus, our articles of incorporation, bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000,000 shares are designated as series A preferred stock, 10,000,000 shares are designated as series B preferred stock, 250,000 shares are designated as series C preferred stock, 13,000 shares are designated as series D preferred stock, and 9,737,000 shares are undesignated shares of preferred stock. As of August 29, 2019, 26,241,434 shares of common stock were issued and outstanding and 5,125 shares of series D preferred stock (convertible into 1,642,628 shares of common stock) were issued and outstanding.

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In addition, as of August 29, 2019, there were an aggregate of 128,008 shares of our common stock issuable upon exercise of outstanding stock options and 6,835,811 shares of our common stock issuable upon exercise of outstanding warrants.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our articles of incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our board, all of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

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Nasdaq Capital Market. Our shares of common stock trade on the Nasdaq Capital Market under the symbol BLNK.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our articles of incorporation, our board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

The issuance of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common stock. We will describe the particular terms of any preferred stock in more detail in the applicable prospectus supplement.

Series D Preferred Stock

The following is a summary of the material terms of the series D convertible preferred stock, par value $.001 per share. This summary is not complete. The following summary of the terms and provisions of the series D preferred stock is qualified in its entirety by reference to the series D preferred stock certificate of designations, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General. Our board of directors has authorized the designation of up to 13,000 shares of the 40,000,000 authorized shares of preferred stock as series D preferred stock. Each share of series D preferred stock has a stated value of $1,000 per share.

Conversion. Each share of series D preferred stock is convertible into 320.51 shares of our common stock (subject to adjustment as provided in the certificate of designations) at any time at the option of the holder. Holders of series D preferred stock are prohibited from converting series D preferred stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of series D preferred stock are entitled to receive the same amount that a holder of our common stock would receive if the series D preferred stock were fully converted into shares of our common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts will be paid pari passu with all holders of common stock.

Voting Rights. Shares of series D preferred stock generally have no voting rights, except as required by law and except that the affirmative vote of the holders of a majority of the then outstanding shares of series D preferred stock is required to, (i) alter or change adversely the powers, preferences or rights given to the series D preferred stock, (ii) amend our articles of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (iii) increase the number of authorized shares of series D preferred stock, or (iv) enter into any agreement with respect to any of the foregoing.

Dividends. Shares of series D preferred stock will not be entitled to receive any dividends, unless and until specifically declared by our board of directors. The holders of the series D preferred stock participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

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Redemption. We are not obligated to redeem or repurchase any shares of series D preferred stock. Series D preferred stock is not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. The series D preferred stock does not trade on any national securities exchange or other recognized trading system.

2018 IPO Warrants

In February 2018, we issued warrants to purchase an aggregate of 8,706,000 shares of our common stock as part of a unit sold in our initial public offering, having the following terms and provisions:

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

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Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our warrants trade on the Nasdaq Capital Market under the symbol “BLNKW.”

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between Worldwide Stock Transfer, LLC, as warrant agent, and us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our articles of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our articles of incorporation permit our board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our bylaws provide that casual vacancies on the board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our bylaws provide that special meetings of the stockholders may be called by the board or such person or persons authorized by the board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our articles of incorporation may not be amended by stockholder action alone. Amendments to our articles of incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the board has the power to make, adopt, alter, amend and repeal, from time to time, our bylaws.

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Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our common stock, preferred stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, preferred stock, warrants or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

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●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

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We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sales through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

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General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Blink Charging Co. as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.BlinkCharging.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the year ended December 31, 2018 filed on April 1, 2019;

●	Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, filed on May 15, 2019, and June 30, 2019, filed on August 14, 2019;

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●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on April 1, 2019, May 15, 2019 and August 14, 2019;

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock purchase warrants contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Chief Financial Officer

Telephone: (305) 521-0200

Additional information about us is available at our website located at www.BlinkCharging.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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Up to $20,000,000

Common Stock

Blink Charging Co.

Prospectus Supplement

Roth Capital Partners

April 17, 2020